UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 23, 2012

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

The Standard Register Company announced that effective as of April 19, 2012, Thomas M. Furey is no longer an officer of Standard Register.  Mr. Furey will remain an employee of Standard Register for approximately three months to work on transitional projects related to labeling technologies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 23, 2012	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary